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                                                                   EXHIBIT 10.13

                             FORM OF PROMISSORY NOTE


         NEITHER THIS UNSECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE NOR THE SHARES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND NEITHER THIS UNSECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE NOR THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO MAKER, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.


               UNSECURED CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$[_________]                                                      May [__], 1998

FOR VALUE RECEIVED, NationsRent, Inc., a Delaware corporation ("Maker"), hereby promises to pay [______________] ("Payee"), in lawful money of the United States of America, the principal sum of [______________] ($[_______]) on May[__], 2003
(the "Maturity Date") with interest (computed on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed) on the principal sum hereof, as set forth in Paragraph 1.

This Unsecured Convertible Subordinated Promissory Note (this "Note") is issued by Maker to Payee in accordance with, and is subject to the terms of, the Stock Purchase Agreement dated March 24, 1998 between Maker, Payee, Raymond E. Mason Foundation, Raymond E. Mason, Jr., Raymond E. Mason, III, Michael D. Mason and Bruce R. Mason (the "Agreement"). All initial capitalized defined terms used herein and not defined herein shall have the meaning as defined in the Agreement.

         1.       Payment of Interest.

         (a) This Note will bear interest at the rate of eight and one-half percent (8-1/2%) per annum, commencing on the date hereof, or as otherwise provided herein (the "Interest Rate"). Accrued and unpaid interest will be payable quarterly, on each August 5, November 5, February 5, and May 5, until all principal and accrued and unpaid interest shall have been paid in full.

         (b) In the event that on the first anniversary date of this Note, Maker has not completed an IPO (as defined herein), then from and after such first anniversary until the date on which


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         Maker has completed an IPO, the Interest Rate shall be at the rate of ten percent (10%) per annum, except as provided in subparagraph 1(d) below. As used herein, "IPO" shall mean an underwritten public offering covering the sale of shares of Maker's common stock, par value $0.01 per share ("Common Stock"), registered under the Act, in which net proceeds to Maker are at least $10,000,000.

         (c) From and after the date on which Maker has completed an IPO, the Interest Rate shall be at the rate of five and one-half percent (5-1/2%) per annum, except as provided in subparagraph 1(d) below.

         (d) To the extent permitted by law, upon the occurrence of an Event of Default (as defined herein) and until such time as such Event of Default has been cured or waived, the Interest Rate shall be at the rate of twelve percent (12%) per annum. Maker acknowledges that the increased interest rate referred to in this subparagraph 1(d) reflects, among other things, the fact that this Note would have become a substantially greater risk given its default status and that Payee would be entitled to additional compensation for such risk.

         2. Repayment of Principal. Except as otherwise provided herein, the principal of this Note will be payable on the Maturity Date. Except as provided in and subject to the provisions of Paragraph 10 hereof, the principal of this Note may not be voluntarily prepaid prior to the Maturity Date.

         3. Note Subordinate to Senior Indebtedness. Anything in this Note to the contrary notwithstanding, Maker covenants and agrees, and Payee likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Paragraph 3, the indebtedness represented by this Note and the payment of principal of and interest on this Note and other amounts owed by Maker under this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Agreement), including any interest accruing after the occurrence of an Event of Default under subparagraphs 6(e) or (f), whether or not such interest is an allowed claim enforceable against the debtor in a case brought under the Bankruptcy Code, and any fees, costs, expenses and other indemnity and reimbursement obligations relating to such Senior Indebtedness (hereinafter the "Senior Indebtedness").

         (a) Payment Over of Proceeds upon Dissolution, etc. In the event of

             (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to Maker or to its creditors, as such, or to its assets, or

             (ii) any liquidation, dissolution or other winding up of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or


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             (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in accordance with the instruments governing such Senior Indebtedness, before Payee is entitled to receive any payment on account of principal of (or premium, if any) or interest on this Note or other amounts owed by Maker under this Note;

                  (2) any payment or distribution of assets or securities of Maker of any kind or character, whether in cash, property or securities, to which Payee would be entitled but for the provisions of this Paragraph 3, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Maker being subordinated to the payment of this Note (except for any such payment or distribution (x) authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law, or (y) of securities that are subordinated, to at least the same extent as this Note, to the payment in cash of all Senior Indebtedness then outstanding), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver of liquidating trustee or otherwise, directly to the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this paragraph, Payee shall have received any such payment or distribution of assets or securities of Maker of any kind or character, whether in cash, property or securities (other than payments or distributions (x) authorized by an order or decree giving effect to the subordination of this Note to the Senior Indebtedness, or (y) of securities that are subordinated to the payment in cash of all Senior Indebtedness, all as described in subparagraph 3(a)(2) above), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Maker being subordinated to the payment of this Note, before all Senior Indebtedness is paid in full in cash or payment thereof provided for, then and in such event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior

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         Indebtedness or their representative or representatives, ratably according to the aggregate amount remaining unpaid on the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (4) in the event that Payee fails to, in a timely manner and to the fullest extent possible, (i) file or cause to be filed such proofs of claim and other papers or documents as may be necessary or advisable to have the claims under this Note allowed at any meeting of creditors or in any proceeding referred to in this Paragraph 3(a) or
         (ii) enforce claims under this Note, by proof of debt, proof of claim, or otherwise, the holders of the Senior Indebtedness shall be entitled and are authorized to so file and/or enforce either in Payee's name or in the name or names of any holders of the Senior Indebtedness.

                  (5) Payee shall retain the right to vote and otherwise act with respect to the claims under this Note (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), provided that Payee shall not vote with respect to any such plan or take any other action in any way so as to (i) contest the validity of any Senior Indebtedness or any collateral therefor or guaranties thereof, (ii) contest the relative rights and duties of any holders of any Senior Indebtedness established in any instruments or agreements creating or evidencing any of the Senior Indebtedness with respect to any of such collateral or guaranties, or (iii) contest Payee's obligations and agreements set forth in this Paragraph 3.

         The consolidation of Maker with, or the merger of Maker into, another corporation or the liquidation or dissolution of Maker following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of Maker for the purposes of this Paragraph 3 if the corporation formed by such consolidation or into which Maker is merged or the corporation which acquires Maker's properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Subparagraph 5(i).

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         (b)      No Payment When Senior Indebtedness in Default.

                  (i) In the event of and during the continuation of any default in the payment of any Senior Indebtedness beyond any applicable grace period with respect thereto ("payment default"), then no payment shall be made by or on behalf of Maker on this Note until the date, if any, on which such default or event of default is waived by the holders of such Senior Indebtedness or otherwise cured or has ceased to exist or the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash.

                  (ii) In the event that any other event of default with respect to any Senior Indebtedness shall have occurred and be continuing that permits the holders of such Senior Indebtedness (or a trustee on behalf of such holders) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, and upon receipt by Maker of written notice (the "Payment Notice") from Payee or a representative for,or the holder of any Senior Indebtedness, then no payment shall be made by or on behalf of Maker on this Note until the earlier of (x) 179 days after the date on which such Payment Notice shall have been received and (y) the date, if any, on which such default or event of default is waived by the holders of the Senior Indebtedness to which such default or event of default relates is discharged by payment in full in cash (a "Blockage Period"). Not more than two Blockage Periods may be commenced during any period of 360 consecutive days. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Blockage Period with respect to the Senior Indebtedness initiating such Blockage Period shall be, or shall be made, the basis for the commencement of a second Blockage Period by the representative for, or the holders of, such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. Further, Blockage Periods may not exist for more than 180 days during any period of 360 consecutive days and shall be suspended to the extent necessary to comply with the foregoing. Any such failure to make a payment on this Note shall not be construed as preventing the occurrence of an Event of Default under this Note. Any payment permitted hereunder after a Blockage Period of amounts owed to the holders of this Note during a Blockage Period shall be deemed a cure of any Event of Default caused by any such delayed payment. Notwithstanding any other provision contained herein, during all times in which Maker's most senior credit facility (the "Senior Credit Facility") is in effect or the lenders thereunder have any obligations to make loans or extend credit to Maker or its subsidiaries, the only holder of Senior Indebtedness entitled to exercise its rights under Paragraph 3(a)(iii)(4) and this Paragraph 3(b)(ii) shall be the agent under the Senior Credit Facility.

                  In the event that, notwithstanding the foregoing, any payment or distribution shall be received by Payee in contravention of the provisions of this Paragraph 3, then and in such


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         event such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The provisions of this subparagraph 3(b) shall not apply to any payment with respect to which subparagraph 3(a) would be applicable.

         (c) Payment Permitted If No Default. Nothing contained in this Paragraph or elsewhere in this Note shall prevent Maker, at any time except under the circumstances described in subparagraph 3(a) or under the conditions described in subparagraph 3(b), from making payments at any time of principal of (and premium, if any) or interest on this Note or other amounts owed by Maker under this Note.

         (d) Subrogation to Rights of Holders of Senior Indebtedness. No payment or distributions to the holders of Senior Indebtedness or their representatives pursuant to the provisions of this Paragraph 3 shall entitle Payee to exercise any right of subrogation in respect thereof until the Senior Indebtedness shall have been paid in full.

         (e) Provisions Solely to Define Relative Rights. The provisions of this Paragraph 3 are intended solely for the purpose of defining the relative rights of Payee on the one hand the holders of Senior Indebtedness on the other hand. Nothing contained in this Note is intended to or shall (a) impair, as among Maker, its creditors other than holders of Senior Indebtedness and Payee, the obligation of Maker, which is absolute and unconditional, to pay to Payee the principal of (and premium, if any) and interest on this Note as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against Maker of Payee and creditors of Maker other than the holders of Senior Indebtedness; or (c) prevent Payee from exercising all remedies otherwise permitted by applicable law or this Note upon default under this Note, subject to the rights, if any, under this Paragraph 3 and Paragraph 6 of the holders of the Senior Indebtedness.

         (f) No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Maker or by any act or failure to act, in good faith, by any such holder, or by noncompliance by Maker with the terms, provisions of and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (g) Notice to Payee. Maker shall give prompt written notice to Payee of any fact known to Maker which would prohibit the making of any payment to or by Payee in respect of this Note.

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Notwithstanding the provisions of this Paragraph 3 or any other provision of this Note, Payee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by Payee in respect of this Note, unless and until Payee shall have received written notice thereof from Maker or a holder of Senior Indebtedness.

         (h) Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of Maker referred to in subparagraph 3(a), Payee shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of Maker, the amount thereof or payment thereon, the amount of amounts paid or distributed thereon and all other facts pertinent thereto or to this Paragraph 3.

         (i) Payee Not a Fiduciary. Payee shall not be deemed to be a fiduciary as to any holder of the Senior Indebtedness.

         (j) Freedom of Dealing. Payee agrees, with respect to the Senior Indebtedness and any and all collateral therefor or guaranties thereof, that Maker and the holders of the Senior Indebtedness may agree to increase the amount of the Senior Indebtedness (subject to the limitation on the principal amount of additional indebtedness set forth in Paragraph 5(c) hereof) or otherwise modify the terms of any of the Senior Indebtedness, and the holders of the Senior Indebtedness may grant extensions of the time of payment or performance to and make compromises, including releases of collateral or guaranties, and settlements with Maker and all other persons, in each case without the consent of Payee or Maker and without affecting the agreements of Payee or Maker contained in this Note; provided, however, that nothing contained in this Paragraph 3(i) shall constitute a waiver of the right of Maker itself to agree or consent to a settlement or compromise of a claim which any holder of the Senior Indebtedness may have against Maker.

         (k) Defense to Enforcement. If Payee, in contravention of the terms of this Agreement, shall commence, prosecute or participate in any suit, action or proceeding against Maker, then Maker may interpose as a defense or plea the provisions of this Paragraph 3, and any holder of the Senior Indebtedness may intervene and interpose such defense or plea in its name or in the name of Maker. If Payee, in contravention of the terms of this Paragraph 3 or the last paragraph of Paragraph 6, shall attempt to collect under this Note or enforce any provisions of this Note, then any holder of the Senior Indebtedness or Maker may restrain the enforcement thereof in the name of such holder of the Senior Indebtedness or in the name of Maker.

         (l) Reinstatement of Subordination. To the extent that Maker or any guarantor of or provider of collateral for the Senior Indebtedness makes any payment on the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or

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reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a "Voided Payment"), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from any holder of the Senior Indebtedness, a default in the payment of the relevant Senior Indebtedness shall be deemed to have existed and to be continuing from the date of such holder of the Senior Indebtedness' initial receipt of such Voided Payment until the full amount of such Voided Payment is restored to such holder of the Senior Indebtedness. During any continuance of any such payment default, this Paragraph 3 and the last paragraph of Paragraph 6 shall be in full force and effect with respect to the obligations hereunder.

         (m) Amendments; Liens. The provisions of this Paragraph 3 and the last paragraph of Paragraph 6 may not be amended or waived without the written agreement of Maker, all holders of the Senior Indebtedness entitled to rely thereon and Payee. Payee will not, without the prior written consent of all the holders of the Senior Indebtedness, take or receive any security interest, lien, mortgage or other encumbrance on any assets of Maker or its Subsidiaries.

4. Conversion. This Note will be convertible into whole shares of Common Stock as hereinafter set forth:

         (a)      Conversion Price; Method of Conversion

                  (i) The unpaid principal of this Note is convertible at the option of Payee, in whole or in part (as described below), into shares of Common Stock on and after the date of Maker's IPO, upon written notice to Maker and subject to the procedures described more fully below.

                  (ii) The conversion price (the "Conversion Price") will be equal to the price at which the Common Stock is initially offered to the public by the Company on the date of the IPO, and will be subject to adjustment as provided in subparagraph 4(d) below.

                  (iii) To convert, Payee must surrender this Note to Maker at any time during usual business hours at Maker's principal office at 450 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301 (or at such other location designated in a written notice given by Maker to Payee), accompanied by a written conversion notice substantially in the form attached hereto as Annex I (the "Written Conversion Notice") duly executed by Payee or his attorney(s) duly authorized in writing. Any such conversion will be deemed to have been made as of the day that this Note is surrendered, accompanied by the Written Conversion Notice, or if such date is not a business day, the next succeeding business day (the "Conversion Date"). The rights of Payee in and to such amount of the principal of this Note so converted, when this Note is surrendered for conversion, will cease as of the Conversion Date and Payee will thereafter be deemed to be the record holder of shares of Common


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         Stock. Any partial conversion of this Note must be in an amount equal to or greater than One Thousand Dollars ($1,000) principal amount unless otherwise agreed by Maker.

         (b) Delivery of Certificates. As promptly as practicable but in all events not later than five days after the Conversion Date, Maker will cause to be delivered to Payee certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Note has been converted. In connection with the issuance of this Note, Maker, Payee and Raymond E. Mason Foundation have executed and delivered a Registration Rights Agreement of even date herewith.

         (c) No Dividend Adjustment. No adjustments in respect of interest accrued hereon or any cash dividends paid on shares of Common Stock prior to the Conversion Date will be made.

         (d) Adjustment of Conversion Price. The Conversion Price or property received upon conversion will be subject to adjustment from time to time and after the IPO as hereafter set forth:

             (i) Stock Dividends; Stock Splits Etc. If the number of shares of Common Stock outstanding is increased by a stock dividend payable in Common Stock or by a subdivision or stock split of the outstanding shares of Common Stock, then immediately after the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or the effective date of such subdivision or stock split, as the case may be, the Conversion Price then in effect will be appropriately adjusted so that Payee, upon conversion of this Note, will be entitled to receive the number of shares of Common Stock which Payee would have owned immediately following such action had this Note been converted immediately prior thereto.

             (ii) Combination of Shares. If the number of shares of Common Stock outstanding is decreased by a combination or a reverse stock split of the outstanding shares of Common Stock, immediately after the effective date of such combination or reverse stock split, the Conversion Price will be appropriately increased so that Payee, upon conversion of this Note, will be entitled to receive the number of shares of Common Stock which Payee would have owned immediately following such action had this Note been converted immediately prior thereto.

             (iii) Reorganization Etc. In the case of any capital reorganization of Maker, any reclassification of Common Stock, the consolidation of Maker with or the merger of Maker with or into any other entity (other than a reorganization or merger solely for the purpose of a change in the state of incorporation of Maker) or the sale, lease or other transfer of all or substantially all of the assets of Maker to any other person or entity, this Note shall after such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer be convertible into the number of shares of capital stock or other securities or property to which the shares of common Stock issuable (at the time of such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer) upon conversion of this

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         Note would have been entitled upon such capital reorganization, reclassification, consolidation, merger, sale, lease or other transfer; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of Payee shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be possible, to any shares of capital stock or other securities or property thereafter deliverable on the conversion of this Note. The subdivision or combination of shares of Common Stock issuable upon conversion of this Note at any time outstanding into a greater or less number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock for the purposes of this subparagraph 4(d)(iii).

                  (iv) Rounding of Calculations; Minimum Adjustment. All calculations under this subparagraph 4(d) will be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Paragraph 4 to the contrary notwithstanding, no adjustment in the Conversion Price will be made if the amount of such adjustment would be less than One One-Hundredth of one United States dollars ($0.01), but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of, and together with, any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate One One-Hundredth of one United States Dollars ($0.01) or more.

                  (v) Applicable Adjustment. In any case in which two or more separate provisions of this paragraph 4(d) shall require an adjustment to the Conversion Price for this Note, the applicable adjustment shall be the largest adjustment lowering the Conversion Price resulting from the application of any and all appropriate subparagraphs of this subparagraph 4(d) to such event.

                  (vi) Fractional Interests. Maker shall not be required to issue fractions of shares of Common Stock upon conversion of this Note. If any fraction of a share of Common Stock would, except for the provisions of this subparagraph, be issuable upon conversion of this Note, Maker shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the last reported close price of the Common Stock on the Nasdaq National Market System or the principal market on which the Common Stock is then traded on the last business day prior to the date of exercise upon which such a sale shall have been effected.

                  (vii) Effect of Alternate Securities. If at any time, as a result of an adjustment made pursuant to this subparagraph 4(d), Payee shall thereafter become entitled to receive any securities of Maker other than shares of Common Stock, then the number of such other securities receivable upon conversion of this Note shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this subparagraph 4(d).


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             (viii) Successive Application. The provisions of this
         subparagraph 4(d) shall similarly apply to successive events covered by this subparagraph 4(d).

         (e) Certificate of Adjustment. In each case of an adjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Note, Maker, at its expense, shall compute such adjustment in accordance with the terms hereof and prepare a certificate, signed by the President or Chief Financial Officer of Maker, showing such adjustment and shall send such certificate to the holder hereof by notice hereunder. The certificate shall set forth such adjustment showing in reasonable detail the facts upon which such adjustment is based, including a statement of (i) the Conversion Price at the time in effect and (ii) the type and amount of any other property which at the time would be received upon conversion of the Note.

         (f) Return/Cancellation. This Note, when surrendered for conversion as herein provided in this Paragraph 4, (i) if the entire outstanding principal balance of this Note is converted, will be canceled and no longer deemed to be outstanding and all rights with respect to this Note will forthwith cease and terminate, except the right of Payee to receive Common Stock in exchange therefor and to receive any accrued and unpaid interest hereunder, or (ii) if less than the entire outstanding principal balance of this Note is converted, will be returned to Payee with appropriate notations evidencing the pay-down of the principal balance by virtue of such conversion.

         (g) Reclassification of Common Stock. For the purposes of this Paragraph 4, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock, par value $0.01 per share, of Maker in Maker's Certificate of Incorporation, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of subparagraph 4(d)(iii) hereof, Payee, if this Note is surrendered for conversion, shall become entitled to receive any shares of Maker other than Common Stock, then the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraph 4(d)(iii) hereof, and the other provisions of this Paragraph 4, with respect to the Common Stock shall apply on like terms to any such other shares.

         (h) Approvals. If any Common Stock to be reserved for the purpose of conversion of this Note require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act of 1933, as amended) or of the NASDAQ System or any national securities exchange before such shares may be validly issued or delivered upon conversion, Maker shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which this Note is then convertible are listed on any national securities exchange, Maker shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of such Common Stock issuable upon conversion.

         (i) Valid Issuance. All Common Stock that may be issued upon conversion of this Note shall upon issuance by Maker be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (j) Reservation of Shares. Maker will at all times reserve and keep available, free from preemptive rights, out of its treasury shares or its authorized but unissued Common Stock (or other securities), for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock then deliverable upon the conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock (or other securities) shall not be sufficient to effect the conversion of all then outstanding principal under the Note, Maker shall promptly seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities) to such number of shares as shall be sufficient for such purpose. In the event of the consolidation or merger of Maker with another corporation where Maker is not the surviving corporation, effective provisions shall be made in the certificate or articles of incorporation, merger or consolidation, or otherwise of the surviving corporation so that such corporation will at all times reserve and keep available a sufficient number of shares of its common stock (or other securities) or property to provide for the conversion of the outstanding principal amount of this Note in accordance with the provisions hereof.

         (k) Payment of Taxes. Maker shall pay all taxes and other governmental charges (other than any income or other taxes imposed upon the profits realized by the recipient) that may be imposed in respect of the issue or delivery of shares of Common Stock or other securities or property upon conversion of this Note, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock or other securities in a name other than that in which the Note so converted was registered.

5. Covenants. Maker hereby covenants and agrees with Payee, so long as any amount due under this Note is outstanding, as follows:

         (a) Reports and Financial Statements. Maker shall deliver to Payee, without cost, within 10 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Maker is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or, if not otherwise required pursuant to this subparagraph 5(a), deliver to Payee, within 10 days after it would have been required to file with the SEC had it been subject to the requirements of Sections 13 or 15(d) of the Exchange Act, a consolidated balance sheet, statement of operations, statement of stockholders' equity, and cash flow statement, including any notes thereto prepared in accordance with GAAP.

         (b) Further Instruments and Acts. Upon request of Payee, Maker will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Note.

         (c) Incurrence of Additional Indebtedness. Maker may, and may permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of Indebtedness if, after giving pro forma effect to the incurrence of such Indebtedness and related transactions, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period, calculated on the assumption that such Indebtedness had been incurred (and the proceeds thereof were used to repay Indebtedness, if applicable) on the last day of such four full fiscal quarter period would have been greater than or equal to 1.0:1.0. For purposes of this Note, "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) earnings before interest, depreciation expense, amortization expense and taxes of Maker and its Subsidiaries for such period to (ii) net interest expense (including the interest component of any obligation under any capital lease which, in accordance with GAAP, has been recorded as a capitalized lease obligation) of Maker and its Subsidiaries for such period, determined in accordance with GAAP.

         (d) Certain Actions. Maker (i) will not increase the par value of any shares of stock receivable on the conversion of this Note above the amount payable therefor on such conversion, or (ii) will take all such action as may be necessary or appropriate in order that Maker may validly and legally issue fully paid and nonassessable shares of Common Stock on the conversion of this Note.

         (e)      Notices of Record Date, Etc.  In the event of:

                           (i) any taking by Maker of a record of the holders of
                  any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                           (ii) (1) any capital reorganization of Maker, any
                  reclassification or recapitalization of the capital stock of Maker or any transfer of all or substantially all of the assets of Maker to, or the consolidation or merger of Maker with or into, any other Person, (2) which requires the approval of the stockholders of Maker; or

                           (iii) any voluntary or involuntary dissolution,
                  liquidation or winding-up of Maker;

then and in each such event, Maker will mail or cause to be mailed to Payee a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount the character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date on which such record is to be taken as specified in such notice.

         (f) Senior Indebtedness to Net Worth Ratio. Maker shall not permit at any time the ratio of (1) Senior Indebtedness to (2) Net Worth, to be greater than 5.5:1. For purposes of this Note, "Net Worth" of Maker shall mean the total assets of Maker less the total liabilities of Maker as determined in accordance with GAAP for purposes of balance sheet presentation.

         (g) Total Indebtedness to Net Worth Ratio. Maker shall not permit at any time the ratio of (1) its outstanding Indebtedness, to (2) Net Worth, to be greater than 5.5:1.

         (h) Minimum Net Worth. Maker shall not permit at any time its consolidated Net Worth to be less than (1) $30,000,000 from and after the date hereof, and (2) $35,000,000 from and after June 30, 1998.

         (i) Maker May Consolidate, etc. on Certain Terms. Maker will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (i) either Maker shall be the continuing corporation, or the successor corporation (if other than Maker) shall expressly assume the payment of interest on or the principal of this Note and the performance of and compliance with all of the covenants of this Note to be performed by Maker, (ii) Maker or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of or compliance with any such covenants, including those covenants specified in Subparagraphs 5(c), 5(f), 5(g), and 5(h), and (iii) the Net Worth of Maker or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be less than the Net Worth of Maker as reflected in its most recent audited financial statements, or, if more recent, its most recent financial statements, if any, filed with the Securities and Exchange Commission.

         (j) No Prohibitions on Dividends from Maker's Subsidiaries. Maker shall not enter into, or permit any of Maker's Subsidiaries to enter into, any agreement which prohibits or restricts in any way the right of any of Maker's Subsidiaries to pay dividends to Maker.

6. Events of Default. If one or more of the following events occurs, namely:

         (a) If there is a failure in the payment, when due and payable, of interest on or the principal of this Note when the same becomes due and payable at maturity, acceleration or otherwise, and such failure continues for five (5) days after Payee notifies Maker thereof in writing, provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Paragraph 10, below, whether or not ultimately determined to be justified, shall not constitute an event of default; or

         (b) Maker fails to comply with any of its covenants or agreements contained in Paragraph 4 and Subparagraphs 5(c), 5(f), 5(g), 5(h), and 5(i) of this Note; or

         (c) Maker fails to comply with any of its covenants or agreements in this Note (other than those referred to in Subparagraphs 6(a) and 6(b)) and such failure continues for 10 days after receipt by Maker of a notice of such default or such longer period as may be reasonably necessary to cure such default (it being acknowledged by Maker that cure with respect to violation of (i) the covenant in Subparagraph 5(d) will require Maker to issue such shares of Common Stock upon conversion of the Note as if Maker had fully complied with such covenant and (ii) the covenant in Subparagraph 5(e) will require Maker to allow Payee to exercise whatever conversion or other rights under this Note Payee would reasonably have exercised had Payee received such notice on a timely basis); or

         (d) A declaration of default by Maker in the payment of any principal of or interest on Maker's Senior Credit Facility, or if no such facility exists or it has been terminated, Maker's most senior Indebtedness, issued by the holder thereof, which default shall be continuing; or

         (e) (i) Maker defaults in the payment of any Indebtedness beyond any period of grace provided with respect thereto, or (ii) Maker defaults in the performance of any agreement under which such Indebtedness payment obligation is created if the effect of such default is to cause or permit the holder of such obligation to cause such payment obligation to become due prior to its date of maturity, and the result of any such default described in (i) or (ii) is to in fact cause in excess of $10,000,000 of such Indebtedness to become due prior to its date of maturity; or

         (f) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or

         (g) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 60 days; or

         (h) If a petition under any Bankruptcy Law for relief against Maker in an involuntary case is filed, and such petition is not dismissed within 60 days; (each, an "Event of Default") then upon the written notice of Payee in case of an Event of Default under Subparagraphs 6(a), (b), (c), (d), and (e) above, and without any action taken by Payee in the case of an Event of Default under Subparagraphs 6(f), (g) or (h) above, the entire aggregate principal amount of this Note will become immediately due and payable, together with all accrued and unpaid interest thereon. Maker will pay on demand all costs and expenses, including reasonable attorneys' fees, incurred or paid by Payee in enforcing or collecting any of the obligations of Maker hereunder. At the option of Payee, upon an Event of Default, any interest payable hereunder which is not paid when due may be added to the principal amount outstanding hereunder. As used herein, "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

Notwithstanding the above, if an Event of Default has occurred under this Note and such Event of Default results in a default under the Senior Indebtedness or a default under the Senior Indebtedness otherwise exists, then for so long as any Senior Indebtedness remains unpaid, the Payee shall not commence or join with any creditor of Maker in commencing any proceedings to collect or enforce its rights hereunder until the earlier of (x) 180 days from the occurrence of such Event of Default, and (y) the date, if any, on which such default is waived by the holder or holders of the Senior Indebtedness to which such default relates; provided, however, that notwithstanding such forbearance of the commencement of proceedings with respect to an Event of Default, such Event of Default shall nevertheless be an Event of Default for all other purposes of this Note and Payee shall be entitled to pursue all other remedies other than the commencement of proceedings under the circumstances set forth in this Paragraph 6.

7. Other Remedies. Subject to the provisions of Paragraph 3 and Paragraph 6, if an Event of Default occurs and is continuing, Payee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on this Note or to enforce the performance of any provision of this Note. A delay or omission by Payee in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy.
All available remedies are cumulative.

8. Notice: Registered Form. Any notice or communication given under this Note will be in writing and be hand delivered, mailed by registered or certified mail, postage prepaid, delivered by facsimile (with a telephonic confirmation or answer-back) or by overnight courier as follows:

   (a)   If to Payee:                        With copies to:

         Raymond E. Mason Foundation         Benesch, Friedlander, Coplan &
         c/o Columbus Truck and              Aronoff LLP
         Equipment Company, Inc.             2800 Cincinnati Commerce Center
         1688 East Fifth Avenue              600 Vine Street
         Post Office Box 03250               Cincinnati, OH 45202
         Columbus, OH 43202-0250             Facsimile No.: 513-752-6245
         Facsimile No.: 614-252-7327

   (b)   If to Maker:                        With a copy to:

         NationsRent, Inc.                   Squire, Sanders & Dempsey L.L.P.

Suite 3100                                        1300 Huntington Center
50 West Broad Street                              41 South High Street
Columbus, OH 43215                                Columbus, OH 43215
Facsimile No.:  614-461-7943                      Facsimile No.: 614-365-2499
Attn:  Gene J. Ostrow                             Attn:  Patrick J. Dugan, Esq.

or at such other address as hereafter will be furnished in writing by the addressed party to the other party. Delivery by hand will be deemed given when personally delivered; delivery by registered or certified mail will be deemed given three (3) business days after the same is posted; delivery by facsimile will be deemed given when received; and delivery by overnight courier will be deemed given the first business day following the date of timely deposit with such courier.

9. Replacement of Note. On receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, on delivery of an indemnity agreement and/or security satisfactory in form and amount to Maker, Maker will execute and deliver, in lieu thereof, a new Note of like tenor.

10. Rights of Set-Off. Upon 20 days prior written notice to Payee specifying in reasonable detail the basis for such set-off (during which 20 days Maker will be available to meet with Payee and will discuss in good faith a resolution of the underlying issues), Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker is entitled under the Agreement, solely as provided in
Section 10.6 thereof. Any amounts set-off against any amount due hereunder shall be treated as if Maker had made a permitted prepayment (without penalty or premium) hereunder. Maker's right of set-off hereunder shall be subject to arbitration as provided in Section 10.6 of the Agreement, and, notwithstanding the foregoing, during any arbitration pursuant to Section 10.6 of the Agreement, the right to Payee to convert under this Note shall be suspended to the extent of set-off claimed by Buyer in good faith prior to receipt of a Written Conversion Notice; provided, however, that Sellers shall be entitled to place in escrow the amount so claimed by Buyer and thereby eliminate such suspension of the conversion rights.

11. Manner of Payment. All payments of principal and interest on this Note shall be made by official bank or certified check at Raymond E. Mason Foundation, c/o The Columbus Foundation, 1234 East Broad Street, Columbus, Ohio 43205-1453 or at such other place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing.

12. Waiver, Modification in Writing. No failure or delay on the part of Payee in exercising any right, power or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Payee at law or in equity.

13. Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

14. Governing Law: Waiver of Jury. This Note will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

15. Parties in Interest. This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except to the partners of Payee or immediate family members of the partners of Payee, or by will or, in default thereof, by operation of law.

16. Paragraph Headings. Construction. The headings of Paragraphs in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Paragraph" or "Paragraphs" refer to the corresponding Paragraph or Paragraphs of this Note unless otherwise specified "hereunder" and similar references refer to this Note in its entirety and not to any specific Paragraph or Subparagraph hereof.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific Paragraph or Subparagraph hereof.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

MAKER:  NATIONSRENT, INC.



By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------



STATE OF                   )
        ------------       ) ss:
COUNTY OF                  )
         -----------

         The foregoing instrument was acknowledged before me this _____ day of __________________, 1998, by Gene J. Ostrow, Vice President of
NationsRent, Inc. a Delaware corporation who is personally known to me, on behalf of said corporation.

                                     ANNEX I

                            (SUBPARAGRAPH 4(A)(III))

                                CONVERSION NOTICE

To:      NationsRent, Inc.
         [Address]

Re:      Conversion of Unsecured Convertible Subordinated Promissory Note

         The undersigned owner of the within Unsecured Convertible Subordinated Promissory Note (the "Note") hereby irrevocably exercises the option to convert the within Note, or portion thereof (in a principal amount of at least $1,000) below designated, into Common Stock of NationsRent, Inc., a Delaware corporation, in accordance with the terms of the within Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Note representing any unconverted principal amount of the within Note, be issued and delivered to the undersigned holder of the within Note, unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      ----------------------  ------------------------------------------------
                              Signature of Holder of Note

                              ------------------------------------------------
                              Such Person's Social Security or Other
                              Taxpayer Identification No.

                              ------------------------------------------------
                              Principal Amount to be Converted (in an
                              amount of at least $1,000, if less
                              than all)

         Fill in for registration of Common Stock if to be issued otherwise than to the above holder of the Note:


-----------------------------------------------
Name

-----------------------------------------------
Address Including Zip Code Number

-----------------------------------------------
Such Person's Social Security or
Other Taxpayer Identification Number